 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Harbor Island Development Corp.

We hereby consent to this inclusion in this Registration Statement on Form S-1 Amendment No. 6, of our report dated April 30, 2010, of Harbor Island Development Corp. relating to the financial statements as of March 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

December 8, 2010